Exhibit 99.1

FirstEnergy Corp.	For Release: February 16, 2021
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Jennifer Young	Irene Prezelj
(216) 337-8789	(330) 384-3859

FirstEnergy Taking Decisive Actions to Move the Company Forward

Company will not seek to resume collection of lost distribution revenue authorized under current rate plan as part of proactive efforts to resolve regulatory uncertainty in Ohio

Builds on additional actions being taken by the Board and management to address challenges and rebuild trust

Fourth quarter and full year 2020 earnings per share to reflect charge associated with decision not to seek collection of lost distribution revenue

Akron, Ohio – FirstEnergy Corp. (NYSE: FE) today announced it is taking proactive steps to resolve a range of regulatory proceedings affecting its Ohio utilities by pursuing holistic and transparent discussions with key stakeholders. As a first step, the company will not seek recovery of lost distribution revenue from residential and commercial customers authorized under its current Electric Security Plan (ESP) through May 31, 2024.

FirstEnergy believes that pursuing an open and comprehensive dialogue with the Public Utilities Commission of Ohio (PUCO) and other key parties will benefit the company as it seeks to resolve a number of PUCO-led proceedings currently underway in a collaborative manner that balances the interests of all stakeholders. Today’s decision builds upon a partial settlement with the Ohio Attorney General to end the collection of decoupling revenues permitted by Ohio House Bill 6.

“We are taking a number of decisive actions to put our company on the right path forward,” said Steven E. Strah, president and acting chief executive officer. “Our commitment to engaging constructively with our Ohio regulators and the decision to forego lost distribution revenue are important steps toward removing uncertainty about regulatory concerns in Ohio and positioning the company for long-term success.”

“The Board of Directors supports the prudent actions that the management team has taken to resolve pending regulatory matters in Ohio,” said Donald T. Misheff, non-executive chairman. “These actions are aligned with the significant steps that the Board is already taking, including a robust and deliberate internal investigation.”

Additional Actions to Move FirstEnergy Forward

The actions outlined above build on the steps the Board and management have taken and are continuing to take to address challenges and rebuild trust with stakeholders:

•The Board acted swiftly to form an independent committee, launch a robust and ongoing internal investigation, and remove five senior executives.

•Additionally, the Board named Steve Strah as Acting CEO, hired a Chief Legal Officer with extensive legal expertise and industry experience, established an Executive Director role, and expanded the Board Chair role to help navigate the challenges the company is facing.

•The company has initiated a search for a Chief Ethics and Compliance Officer, who will be instrumental in further driving a culture of compliance.

•With the Board’s oversight, the management team has made significant changes to its approach to governmental affairs engagement and is limiting participation in the political process. This also includes ensuring that the disclosures around the company’s political advocacy are more robust going forward so that it is clear what efforts the company appropriately supports.

•FirstEnergy has initiated FE Forward, a comprehensive project focused on improving business practices and policies; fostering trust, transparency and integrity; and enabling FirstEnergy to become a more nimble organization.

•The Independent Review Committee of the Board, with representation from independent counsel, is overseeing the ongoing internal investigation and monitoring the status of the various regulatory matters facing the company.

•The Board is analyzing and working through steps to improve the compliance policy and culture at FirstEnergy and established a Compliance Oversight Sub-Committee of the Audit Committee which includes representation from independent counsel and leading compliance advisors to support this work.

Financial Update

FirstEnergy expects to report 2020 GAAP earnings of $1.99 per basic and diluted share of common stock and operating (non-GAAP) earnings* of $2.39 per share. The company also expects to recognize a $0.15 per share charge in the fourth quarter of 2020 resulting from a settlement with the Ohio Attorney General and the cities of Cincinnati and Columbus regarding decoupling ($0.04 per share) and the decision to not seek collection of lost distribution revenue ($0.11 per share). Absent this charge, operating (non-GAAP) earnings in 2020 would have otherwise been expected to be $2.54 per share, a figure toward the top end of the company’s previously announced guidance range. Complete financial results for 2020, the financial impact of this decision and other important updates will be discussed on the company’s upcoming fourth quarter and full year earnings call, scheduled for Thursday, February 18, 2021, at 9 a.m.

*Non-GAAP financial measures
GAAP and operating (non-GAAP) earnings are based on 542 million shares outstanding. Operating earnings is a non-GAAP financial measure and excludes $0.40 per share in special items. Special items in 2020 consist of: $0.60 per share in mark-to-market adjustments – pension/OPEB actuarial assumptions and $0.01 per share in regulatory charges, partially offset by $0.21 per share in exit of generation credits. Management believes that the non-GAAP financial measure of Operating earnings (loss) per share provides a consistent and comparable measure of performance of its businesses on an ongoing basis. Management also believes that such a measure is useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the company’s peer group. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). A non-GAAP financial measure is intended to complement, and is not considered as an alternative to, the most directly comparable GAAP financial measure. Also, the non-GAAP financial measure may not be comparable to similarly titled measures used by other entities.

FirstEnergy is dedicated to integrity, safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company's transmission subsidiaries operate approximately 24,500 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy on Twitter @FirstEnergyCorp or online at www.firstenergycorp.com.

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Forward-Looking Statements: This News Release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the results of our ongoing internal investigation matters and evaluation of its controls framework and remediation of our material weakness in internal control over financial reporting; the risks and uncertainties associated with government investigations regarding Ohio House Bill 6 and related matters including potential adverse impacts on federal or state regulatory matters including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation and similar proceedings; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, maintaining financial flexibility, overcoming current uncertainties and challenges associated with the ongoing governmental investigations, executing our transmission and distribution investment plans, controlling costs, improving our credit metrics, strengthening our balance sheet and growing earnings; economic and weather conditions affecting future operating results, such as a recession, significant weather events and other natural disasters, and associated regulatory events or actions in response to such conditions; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; the extent and duration of COVID-19 and the impacts to our business, operations and financial condition resulting from the outbreak of COVID-19 including, but not limited to, disruption of businesses in our territories, volatile capital and credit markets, legislative and regulatory actions, the effectiveness of our pandemic and business continuity plans, the precautionary measures we are taking on behalf of our customers, contractors and employees, our customers’ ability to make their utility payment and the potential for supply-chain disruptions; the potential of non-compliance with debt covenants in our credit facilities due to matters associated with the government investigations regarding Ohio House Bill 6 and related matters; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers’ demand for power, including, but not limited to, the impact of climate change or energy efficiency and peak demand reduction mandates; changes in national and regional economic conditions affecting us and/or our major industrial and commercial customers or others with which we do business; the risks associated with cyber-attacks and other disruptions to our information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to environmental laws and regulations, including, but not limited to, those related to climate change; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, or causing us to make contributions sooner, or in amounts that are larger, than currently anticipated; labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our SEC filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update or revise, except as required by law, any forward-looking statements contained herein or the information incorporated by reference as a result of new information, future events or otherwise.